EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

International Business Machines Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)
Newly Registered Securities
Fees to Be Paid	Debt	2.200% Notes due 2027	457	(r)	$650,000,000	99.986%	$649,909,000	.0000927	$60,246.56
	Debt	2.720% Notes due 2032	457	(r)	$500,000,000	99.983%	$499,915,000	.0000927	$46,342.12
	Debt	3.430% Notes due 2052	457	(r)	$650,000,000	99.981%	$649,876,500	.0000927	$60,243.55
Fees Previously Paid
	Total Offering Amounts						$1,799,700,500		$166,832.23
	Total Fees Previously Paid								$0	(2)
	Total Fee Offsets								$979,527.49	(3)
	Net Fee Due								$0

(1)	A registration fee in the amount of $2,897,500.00 was previously paid by IBM Credit LLC, an indirect, wholly owned subsidiary of the registrant, in connection with the filing of a Registration Statement on Form S-3 (Registration No. 333-219724) on August 4, 2017 (the IBM Credit Registration Statement) and declared effective on August 17, 2017. The IBM Credit Registration Statement subsequently expired on August 17, 2020, resulting in $2,086,200.00 in registration fees paid at the time of filing the IBM Credit Registration Statement remaining unused. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the Securities Act), the registrant applied $1,395.26 of those unused registration fees to offset against the amounts due in connection with the filing of its Registration Statement on Form S-8 (Registration No. 333-259965) on October 10, 2021, resulting in $2,084,804.74 in registration fees paid at the time of filing the IBM Credit Registration Statement remaining unused. Pursuant to Rule 457(p) under the Securities Act, the registrant applied $207,881.27 of those unused registration fees to offset against the amounts due in connection with the filing of its prospectus supplement pursuant to Rule 424(b)(5) (Registration No. 333-230099) on February 4, 2022, resulting in $1,876,923.47 in registration fees paid at the time of filing the IBM Credit Registration Statement remaining unused. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $166,832.23 of those unused registration fees to offset against the amounts due herewith. Accordingly, no registration fee is owed in connection with this prospectus supplement.

(2)	The aggregate of registration fees previously paid for the newly registered securities in connection with the filing of this prospectus supplement is $0. However, as set forth in footnote (2), $2,897,500.00 was previously paid in connection with the filing of the IBM Credit Registration Statement, offset by the total of the historical fee offsets related to the IBM Credit Registration Statement claimed prior to the filing of this prospectus supplement in the amount of $979,527.49.

(3)	Represents the total of the historical fee offsets claimed prior to the filing of this prospectus supplement against the registration fees paid at the time of filing the IBM Credit Registration Statement, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	International Business Machines Corporation	424(b)(5)	333-230099	February 4, 2022		$207,881.27	Debt	Debt securities	-	-
Fee Offset Claims	International Business Machines Corporation	S-8	333-259965	October 10, 2021		$1,395.26	Equity	Capital stock, par value $.20 per share	-	-
Fee Offset Claims	IBM Credit LLC	424(b)(5)	333-219724	November 29, 2018		$231,800	Debt	Debt securities	Unallocated – universal shelf	$18,000,000,000
Fee Offset Claims	IBM Credit LLC	424(b)(5)	333-219724	February 2, 2018		$231,800	Debt	Debt securities	Unallocated – universal shelf	$20,000,000,000
Fee Offset Claims	IBM Credit LLC	424(b)(5)	333-219724	September 7, 2017		$347,700	Debt	Debt securities	Unallocated – universal shelf	$22,000,000,000

Fee Offset Sources	IBM Credit LLC	S-3	333-219724		August 4, 2017						$2,897,500

(4)	The total of the historical fee offset claims against the registration fees of $2,897,500.00 paid at the time of filing the IBM Credit Registration Statement is $979,527.49, resulting in $1,876,923.47 in registration fees paid at the time of filing the IBM Credit Registration Statement remaining unused prior to the filing of this prospectus supplement. After the filing of this prospectus supplement, $1,710,091.24 in such registration fees will remain unused.

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